UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

August 26, 2016
Date of Report (Date of earliest event reported)

CIBER, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-13103	38-2046833
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

6312 South Fiddler’s Green Circle, Suite 600E
Greenwood Village, Colorado, 80111
(Address of principal executive offices) (Zip code)

(303) 220-0100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The disclosure provided in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

In connection with the closing of the Norway Sale (as defined below), on August 26, 2016, Ciber, Inc. (“Ciber”), for itself and on behalf the other borrowers party thereto, and Ciber AG entered into a Consent (the “Consent”) to the Credit Agreement with Wells Fargo Bank, N.A. (”Wells Fargo”), dated May 7, 2012 (the “ABL Facility”). The Consent provides for a consent to and a release of the assets sold in the Norway Sale. The foregoing description of the Amendment is qualified in its entirety by reference to the Consent to be filed as an exhibit to the Company’s next Quarterly Report on Form 10‑Q.

Item 2.01.   Completion of Acquisition or Disposition of Assets.

On August 26, 2016 (the “Closing Date”), Ciber International B.V., (“Ciber International”) a subsidiary of Ciber and Experis AS (“Experis”), a subsidiary of the ManpowerGroup (“ManpowerGroup”), completed the sale of all of the outstanding shares of Ciber Norge AS (“Ciber Norge,” and the sale, the “Norway Sale”), which operates Ciber’s business in Norway, as contemplated by the purchase agreement between Ciber International and Experis, dated August 24, 2016 (the “Agreement”). Subject to the terms of the Agreement, Experis agreed to pay, in the aggregate, a $7.0 million (USD) cash purchase price (the “Purchase Price,” which price includes $700,000 (USD) to be held in escrow (the “Escrow Amount”), to be released in equal parts at 12 and 18 months from the Closing Date). The Purchase Price also is subject to a purchase price adjustment twelve months after closing with respect to the retention of certain Ciber Norge customers, which adjustment is capped at $1.75 million (USD). Ciber anticipates using the proceeds from the Norway Sale for working capital and to reduce its borrowings under its ABL Facility by approximately $3.0 million (USD). The Agreement also contains representations and warranties and covenants, as well as indemnification provisions customary for transactions of this nature. Ciber International will continue to be involved in the full transition of the business to Experis after the closing of the transaction.

Item 9.01 Financial Statements and Exhibits.

(b) Pro forma financial information.

The unaudited pro forma consolidated financial statements of Ciber, Inc. giving pro forma effect to the sale of Ciber Norge for the twelve months ended December 31, 2015 and the six months ended June 30, 2016 are not included in this Current Report on Form 8-K, and will be filed with an amendment to this Current Report on Form 8-K within four business days of the Closing Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ciber, Inc.

Date: August 26, 2016	By:	/s/ Christian Mezger
Christian Mezger
Chief Financial Officer